                                        EX-99.B(d)cpima

                     INVESTMENT MANAGEMENT AGREEMENT

THIS AGREEMENT, made this 20th day of February, 2003, by and between W&R
FUNDS, INC. (hereinafter called "Fund"), and WADDELL & REED INVESTMENT
MANAGEMENT COMPANY, with respect to the series of the Fund currently known as W&R Capital ProtectionPlus Fund (hereinafter called "Portfolio").

                                WITNESSETH:

In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

               I.   In General

                    Waddell & Reed Investment Management Company agrees to
act as investment adviser to the Portfolio with respect to the investment of its assets and in general to supervise the investments of the Portfolio, subject at all times to the direction and control of the Board of Directors of Fund, all as more fully set forth herein.

               II.  Duties of Waddell & Reed Investment Management Company
with respect to investment of assets of the Portfolio

                    A. Waddell & Reed Investment Management Company shall
regularly provide investment advice for the Portfolio and shall, subject to the succeeding provisions of this section, continuously supervise the investment and reinvestment of cash, securities or other property comprising the assets of the investment portfolio of the Portfolio; and in furtherance thereof, Waddell & Reed Investment Management Company shall:

                         1. obtain and evaluate pertinent information about
significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Portfolio, and whether concerning the individual companies whose securities or other financial instruments are included in the Portfolio or the industries in which they engage, or with respect to securities or other financial instruments which Waddell & Reed Investment Management Company considers desirable for inclusion in the Portfolio;

                        2. furnish continuously an investment program for
the Portfolio;

                        3. determine what securities or other financial
instruments shall be purchased or sold by the Portfolio;

                        4. take, on behalf of the Portfolio, all actions
which appear to Waddell & Reed Investment Management Company necessary to carry into effect such investment programs and supervisory functions as aforesaid, including the placing of purchase and sale orders.

                    B. Subject to the provisions of this Agreement and the
requirements of the Investment Company Act of 1940 (and any rules or regulations in force thereunder), Waddell & Reed Investment Management
Company is authorized to appoint one or more qualified investment sub-
advisers (each, a "Sub-Adviser") to provide the Portfolio with certain services required by this Agreement. Each Sub-Adviser shall have such investment discretion and shall make all determinations with respect to the investment of the Portfolio's assets as shall be assigned to that
Sub-Adviser by Waddell & Reed Investment Management Company and the
purchase and sale of portfolio securities and other financial instruments with respect to those assets.

                   Subject to the supervision and direction of the Board
of Directors of Fund, Waddell & Reed Investment Management Company shall:

                         1. have overall supervisory responsibility for the
general management and investment of the Portfolio's assts;

                        2. determine the allocation and reallocation of
assets among the Sub-Advisers, if any; and

                        3. have full investment discretion to make all
determinations with respect to the investment of Portfolio assets not otherwise assigned to a Sub-Adviser.

                    Waddell & Reed Investment Management shall research and
evaluate each Sub-Adviser, if any, including: performing initial due diligence on prospective Sub-Advisers and monitoring each Sub-Adviser's ongoing performance; communicating performance expectations and evaluations to each Sub-Adviser; and recommending to the Board of Directors of Fund whether a Sub-Adviser's contract should be renewed, modified or terminated.
When appropriate, Waddell & Reed Investment Management Company shall also recommend to the Board of Directors of Fund changes or additions to the
Sub-Advisers.

                   C. Waddell & Reed Investment Management Company shall
make appropriate and regular reports to the Board of Directors of Fund on the actions it takes pursuant to Section II.A. or B. above. Any investment programs furnished by Waddell & Reed Investment Management Company under this section, or any supervisory function taken hereunder by Waddell & Reed
Investment Management Company, shall at all times conform to and be in accordance with any requirements imposed by:

                        1. the provisions of the Investment Company Act of
1940 and any rules or regulations in force thereunder;

                        2. any other applicable provision of law;

                        3. the provisions of the Articles of Incorporation
of Fund as amended from time to time;

                        4. the provisions of the Bylaws of Fund, as
amended from time to time;

                        5. the terms of the registration statement of
Fund, as applicable to the Portfolio, as amended from time to time, under the Securities Act of 1933 and the Investment Company Act of 1940.

                    D. Any investment programs furnished by Waddell & Reed
Investment Management Company under this section or any supervisory functions taken hereunder by Waddell & Reed Investment Management Company shall at all times be subject to any directions of the Board of Directors of Fund, its Executive Committee, or any committee or officer of Fund acting pursuant to authority given by the Board of Directors.

               III. Allocation of Expenses

                   The expenses of the Portfolio and the expenses of
Waddell & Reed Investment Management Company in performing its functions under this Agreement shall be divided into two classes, to wit:  (i) those expenses which will be paid in full by Waddell & Reed Investment Management
Company as set forth in subparagraph "A" hereof, and (ii) those expenses which will be paid in full by the Portfolio, as set forth in subparagraph
"B" hereof.

                   A. With respect to the duties of Waddell & Reed
Investment Management Company under Section II above, it shall pay in full, except as to the brokerage and research services acquired through the allocation of commissions as provided in Section IV hereinafter, for (a)
the salaries and employment benefits of all employees of Waddell & Reed
Investment Management Company who are engaged in providing these advisory services; (b) adequate office space and suitable office equipment for such employees; and (c) all telephone and communications costs relating to such functions. Waddell & Reed Investment Management shall compensate each of the Portfolio's Sub-Advisers, if any. In addition, Waddell & Reed
Investment Management Company shall pay the fees and expenses of all directors of Fund who are employees of Waddell & Reed Investment Management
Company or an affiliated corporation and the salaries and employment benefits of all officers of Fund who are affiliated persons of Waddell &
Reed Investment Management Company.

                   B. The Portfolio shall pay in full for all of its
expenses which are not listed above (other than those assumed by Waddell &
Reed Investment Management Company or one of its affiliates in its capacity as principal underwriter of the shares of the Portfolio, as Shareholder
Servicing Agent or as Accounting Services Agent for the Portfolio),
including (a) the costs of preparing and printing prospectuses and reports to shareholders of the Portfolio, including mailing costs; (b) the costs of printing all proxy statements and all other costs and expenses of meetings of shareholders of the Portfolio (unless Fund and Waddell & Reed Investment
Management Company shall otherwise agree); (c) interest, taxes, brokerage commissions and premiums on fidelity and other insurance; (d) audit fees and expenses of independent accountants and legal fees and expenses of attorneys, but not of attorneys who are employees of Waddell & Reed
Investment Management Company or an affiliated company; (e) fees and expenses of its directors not affiliated with Waddell & Reed, Inc.; (f)
custodian fees and expenses; (g) fees payable by the Portfolio under the
Securities Act of 1933, the Investment Company Act of 1940, and the
securities or "Blue-Sky" laws of any jurisdiction; (h) fees and assessments of the Investment Company Institute or any successor organization; (i) such nonrecurring or extraordinary expenses as may arise, including litigation affecting the Portfolio, and any indemnification by the Portfolio of its officers, directors, employees and agents with respect thereto; (j) the costs and expenses provided for in any Shareholder Servicing Agreement or
Accounting Services Agreement, including amendments thereto, contemplated by subsection C of this Section III. In the event that any of the foregoing shall, in the first instance, be paid by Waddell & Reed Investment
Management Company, the Portfolio shall pay the same to Waddell & Reed
Investment Management Company on presentation of a statement with respect thereto.

                   C. Waddell & Reed Investment Management Company or an
affiliate of Waddell & Reed Investment Management Company, may also act as
(i) transfer agent or shareholder servicing agent of the Portfolio and/or as (ii) accounting services agent of the Portfolio if at the time in question there is a separate agreement, "Shareholder Servicing Agreement"
and/or "Accounting Services Agreement," covering such functions between the
Portfolio and Waddell & Reed Investment Management Company, or such affiliate. The corporation, whether Waddell & Reed Investment Management
Company, or its affiliate, which is the party to either such Agreement with
Fund is referred to as the "Agent."  Each such Agreement shall provide in substance that it shall go into effect, or be amended, or a new agreement covering the same topics between Fund and the Agent may be entered into, only if the terms of such Agreement, such amendment or such new agreement have been approved by the Board of Directors of Fund, including the vote of a majority of the directors who are not "interested persons" as defined in the Investment Company Act of 1940, of either party to the Agreement, such amendment or such new agreement (considering Waddell & Reed Investment
Management Company to be such a party even if at the time in question the
Agent is an affiliate of Waddell & Reed Investment Management Company), cast in person at a meeting called for the purpose of voting on such approval. Such a vote is referred to as a "disinterested director" vote.
Each such Agreement shall also provide in substance for its continuance, unless terminated, for a specified period which shall not exceed two years from the date of its execution and from year to year thereafter only if such continuance is specifically approved at least annually by a disinterested director vote, and that any disinterested director vote shall include a determination that (i) the Agreement, amendment, new agreement or continuance in question is in the best interests of the Portfolio and its shareholders; (ii) the services to be performed under the Agreement, the
Agreement as amended, new agreement or agreement to be continued are services required for the operation of the Portfolio; (iii) the Agent can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services; and (iv)
the fees for such services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. Any such Agreement may also provide in substance that any disinterested director vote may be conditioned on the favorable vote of the holders of a majority (as defined in or under the Investment Company Act of
1940) of the outstanding shares of each class or series of the Portfolio.
Any such Agreement shall also provide in substance that it may be terminated by the Agent at any time without penalty upon giving Fund one hundred twenty (120) days' written notice (which notice may be waived by
Fund) and may be terminated by Fund at any time without penalty upon giving the Agent sixty (60) days' written notice (which notice may be waived by the Agent), provided that such termination by Fund shall be directed or approved by the vote of a majority of the Board of Directors of Fund in office at the time or by the vote of the holders of a majority (as defined in or under the Investment Company Act of 1940) of the outstanding shares of each class or series of the Portfolio.

               IV.  Brokerage

                    (a)  Waddell & Reed Investment Management Company may
select brokers to effect the portfolio transactions of the Portfolio on the basis of its estimate of their ability to obtain, for reasonable and competitive commissions, the best execution of particular and related portfolio transactions. For this purpose, "best execution" means prompt and reliable execution at the most favorable price obtainable. Such brokers may be selected on the basis of all relevant factors including the execution capabilities required by the transaction or transactions, the importance of speed, efficiency, or confidentiality, and the willingness of the broker to provide useful or desirable investment research and/or special execution services. Waddell & Reed Investment Management Company shall have no duty to seek advance competitive commission bids and may select brokers based solely on its current knowledge of prevailing commission rates.

                   (b)  Subject to the foregoing, Waddell & Reed
Investment Management Company shall have discretion, in the interest of the
Portfolio, to direct the execution of its portfolio transactions to brokers who provide brokerage and/or research services (as such services are defined in Section 28(e) of the Securities Exchange Act of 1934) for the
Portfolio and/or other accounts for which Waddell & Reed Investment
Management Company exercises "investment discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934); and in
connection with such transactions, to pay commission in excess of the amount another adequately qualified broker would have charged if Waddell &
Reed Investment Management Company determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker, viewed in terms of either that particular transaction or the overall responsibilities of Waddell & Reed
Investment Management Company with respect to the accounts for which it exercises investment discretion. In reaching such determination, Waddell &
Reed Investment Management Company will not be required to attempt to place a specified dollar amount on the brokerage and/or research services provided by such broker; provided that Waddell & Reed Investment Management
Company shall be prepared to demonstrate that such determinations were made in good faith, and that all commissions paid by the Portfolio over a representative period selected by its Board of Directors were reasonable in relation to the benefits to the Portfolio.

                   (c)  Subject to the foregoing provisions of this
Paragraph "IV," Waddell & Reed Investment Management Company may also consider sales of the Portfolio's shares and shares of investment companies distributed by Waddell & Reed, Inc. or one of its affiliates, and portfolio valuation or pricing services as a factor in the selection of brokers to execute brokerage and principal portfolio transactions.

              V.   Compensation of Waddell & Reed Investment Management
Company

                    As compensation in full for services rendered and for
the facilities and personnel furnished under sections I, II, and IV of this
Agreement, the Portfolio will pay to Waddell & Reed Investment Management
Company for each day the fees specified in Exhibit A hereto.

                   The amounts payable to Waddell & Reed Investment
Management Company shall be determined as of the close of business each day; shall, except as set forth below, be based upon the value of net assets computed in accordance with the Articles of Incorporation of Fund;
and shall be paid in arrears whenever requested by Waddell & Reed
Investment Management Company. In computing the value of the net assets of the Portfolio, there shall be excluded the amount owed to the Portfolio with respect to shares which have been sold but not yet paid to the
Portfolio by Waddell & Reed, Inc.

                   Notwithstanding the foregoing, if the laws, regulations
or policies of any state in which shares of the Portfolio are qualified for sale limit the operation and management expenses of the Portfolio, Waddell
& Reed Investment Management Company will refund to the Portfolio the amount by which such expenses exceed the lowest of such state limitations.

               VI.  Undertakings of Waddell & Reed Investment Management
Company; Liabilities

                    Waddell & Reed Investment Management Company shall give
to Fund the benefit of its best judgment, efforts and facilities in rendering advisory services hereunder.

                   Waddell & Reed Investment Management Company shall at
all times be guided by and be subject to the Portfolio's investment policies, the provisions of the Articles of Incorporation and Bylaws of
Fund as each shall from time to time be amended, and to the decision and determination of Fund's Board of Directors.

                   This Agreement shall be performed in accordance with
the requirements of the Investment Company Act of 1940, the Investment
Advisers Act of 1940, the Securities Act of 1933, and the Securities
Exchange Act of 1934, to the extent that the subject matter of this
Agreement is within the purview of such Acts. Insofar as applicable to
Waddell & Reed Investment Management Company, as an investment adviser and affiliated person of Fund, Waddell & Reed Investment Management Company shall comply with the provisions of the Investment Company Act of 1940, the
Investment Advisers Act of 1940 and the respective rules and regulations of the Securities and Exchange Commission thereunder.

                   In the absence of willful misfeasance, bad faith, gross
negligence or reckless disregard of obligations or duties hereunder on the part of Waddell & Reed Investment Management Company, it shall not be subject to liability to Fund, the Portfolio or any stockholder of the
Portfolio for any act or omission in the course of or connected with rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security or financial instrument.

               VII. Duration of this Agreement

                    This Agreement shall become effective at the start of
business on the date hereof and shall continue in effect, unless terminated as hereinafter provided, for a period of one year and from year-to-year thereafter only if such continuance is specifically approved at least annually by the Board of Directors, including the vote of a majority of the directors who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a majority (as so defined) of the outstanding voting securities of each class or series of the Portfolio and by the vote of a majority of the directors who are not parties to this Agreement or
"interested persons" (as so defined) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

               VIII.     Termination

                    This Agreement may be terminated by Waddell & Reed
Investment Management Company at any time without penalty upon giving Fund one hundred twenty (120) days' written notice (which notice may be waived by Fund) and may be terminated by Fund at any time without penalty upon giving Waddell & Reed Investment Management Company sixty (60) days'
written notice (which notice may be waived by Waddell & Reed Investment
Management Company), provided that such termination by Fund shall be directed or approved by the vote of a majority of the Board of Directors of
Fund in office at the time or by the vote of a majority (as defined in the
Investment Company Act of 1940) of the outstanding voting securities of the
Portfolio. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act of 1940 and the
rules and regulations thereunder.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their corporate seal to be hereunto affixed, all as of the day and year first above written.

(Seal)                  W&R Funds, Inc., for its
                        Capital ProtectionPlus Fund

                        By:  _____________________
                             Kristen A. Richards
                             Vice President and Secretary

ATTEST:

By:  ___________________
     Daniel C. Schulte
     Assistant Secretary

(Seal)                  WADDELL & REED INVESTMENT
                        MANAGEMENT COMPANY

                        By:  ____________________
                             Henry J. Herrmann
                             President

ATTEST:

By:  ___________________
     Daniel C. Schulte
     Secretary

              EXHIBIT A TO INVESTMENT MANAGEMENT AGREEMENT

                              W&R FUNDS, INC.
                       Capital ProtectionPlus Fund

                              FEE SCHEDULE

A cash fee computed each day on net asset value for the Portfolio at the annual rate listed below.

Net Assets                                   Fee

Up to $200 million                           0.70%

Over $200 million and up to $500 million     0.60%

Over $500 million                            0.50%